                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [X] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                         IRWIN FINANCIAL CORPORATION
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                         IRWIN FINANCIAL CORPORATION
-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

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

Irwin Financial Corporation   500 Washington Street, Columbus, Indiana 47201
--------------------------------------------------------------------------------
                              March 28, 1996







Notice of Annual Meeting of Shareholders
--------------------------------------------------------------------------------
To the Shareholders:  The Annual Meeting of Shareholders of Irwin Financial
                      Corporation (the "Corporation") will be held at the main offices of the Corporation, 500 Washington Street, Columbus, Indiana, on Tuesday, April 30, 1996 at
                      4:00 p.m., Columbus time, for the following purposes:

                   1. to elect a Board of Directors to serve for the ensuing
                      year;

                   2. to act upon the confirmation of independent auditors for the calendar year 1996;

                   3. to amend the Articles of Incorporation to increase the
                      total number of authorized common shares of the Corporation;

                   4. to hear such reports as may be presented; and

                   5. to transact such other business as may properly come
                      before the meeting or any adjournment thereof.

                      Registration of shareholders will start at 3:15 p.m. and the meeting will start at 4:00 p.m. Following the meeting, refreshments will be served.

                      I urge you to date, sign, and mail the enclosed proxy promptly in the postpaid envelope that is provided. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                      A copy of the Corporation's Annual Report to Shareholders for 1995 is enclosed and a Proxy Statement accompanies this notice.

                      By Order of the Board of Directors
                      MATTHEW F. SOUZA, Secretary

Proxy Statement of Irwin Financial Corporation
--------------------------------------------------------------------------------
                  For Annual Meeting of Shareholders to be held April 30, 1996







General Information
--------------------------------------------------------------------------------

                  This proxy statement and the accompanying form of proxy is furnished in connection with the solicitation by the Board of Directors of Irwin Financial Corporation (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders on Tuesday, April 30, 1996, at the main offices of the Corporation, Columbus, Indiana, at 4:00 p.m., Columbus time, or any adjournment thereof.

                  The costs of the solicitation of proxies in the accompanying form will be borne by the Corporation. The solicitation of proxies will be limited to the use of the mails.

                  A shareholder who signs and returns a proxy in such form will have the power to revoke it at any time before it is exercised by giving notice of revocation to the Secretary of the Corporation. All shares represented by the accompanying proxy, if the proxy is executed and returned, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy, but makes no direction as to such shareholder's vote, then the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board of Directors.

                  The main offices of the Corporation are located at 500 Washington Street, Columbus, Indiana 47201.

                  This proxy statement will be mailed to shareholders on or about March 28, 1996.

 1.

Voting Securities and Principal Holders
--------------------------------------------------------------------------------

                  Only shareholders of record at the close of business on March 12, 1996, will be entitled to vote. On March 12, 1996, there were 5,667,003 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter to be voted on at the meeting.

                  The following information is given as of March 12, 1996, for persons known by management to beneficially own more than 5% of the common shares of the Corporation. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.
--------------------------------------------------------------------------------

                        Title of                                   Amount and Nature of
                          Class            Name and Address        Beneficial Ownership   % of Class
                    --------------------------------------------------------------------------------
                    Common           Estate of Clementine                1,290,148(1)       22.76%
                    Shares           Tangeman,
                                     Irwin Miller, Executor
                                     301 Washington Street
                                     Columbus, Indiana
                    Common           Irwin Miller                        1,319,371(1,2)     23.28%
                    Shares           301 Washington Street
                                     Columbus, Indiana
                    Common           William I. Miller                   2,667,569(1,3)     47.07%
                    Shares           500 Washington Street
                                     Columbus, Indiana
                    --------------------------------------------------------------------------------

                1. Certain shares owned by the Estate of Mrs. Clementine
                  Tangeman (1,290,148 shares) and Mr. Irwin Miller (1,290,136 shares) are subject to an irrevocable proxy held by Mr. William I. Miller to vote such shares. Mr. William I. Miller holds a right to acquire these same 2,580,284 shares, pursuant to options purchased by Mr. Miller from Mrs. Tangeman and Mr. Irwin Miller, within 60 days but subject to certain contingencies.

                2. Includes 26,000 shares owned by Mr. Irwin Miller's wife,
                  Xenia S. Miller, as to which Mr. Miller holds no voting or investment power and for which Mr. Miller expressly disclaims any beneficial interest, 1,512 shares that Mr. Miller holds voting and investment power, and 1,723 shares held for the account of Mr. Irwin Miller under the Corporation's Outside Director Restricted Stock Compensation Plan as to which Mr. Miller holds sole voting power but no investment power. See "Outside Director Restricted Stock Compensation Plan."

                3. See Footnote 1 above. Includes 3,708 shares that Mr. Miller is the custodian of and for which Mr. Miller expressly disclaims any beneficial interest and 36,525 shares which Mr. Miller has the right to acquire within 60 days of the record date through the exercise of stock options.

 2.

Security           The following information is given as of March 12, 1996
Ownership          for the nominees for directors, individually, and all
of Management:     executive officers of the Corporation as a group.
--------------------------------------------------------------------------------

                                                               Amount and Nature of
                       Title of              Name of                Beneficial
                        Class           Beneficial Owner            Ownership(4)          % of Class
                    --------------------------------------------------------------------------------
                    Common Shares   Sally A. Dean(3)                       1,646               .03%
                    Common Shares   David W. Goodrich(3)                   5,738               .10%
                    Common Shares   John T. Hackett(3)                     6,630               .12%
                    Common Shares   William H. Kling(3)                    1,510               .03%
                    Common Shares   John C. McGinty, Jr.(3)                3,074               .05%
                    Common Shares   Irwin Miller(3)                    1,319,371(1)          23.28%
                    Common Shares   William I. Miller(3)               2,667,569(2)          47.07%
                    Common Shares   John A. Nash(3)                      156,345              2.76%
                    Common Shares   Lance R. Odden(3)                      2,229               .04%
                    Common Shares   James T. Sakai(3)                      3,775               .07%
                    Common Shares   Theodore M. Solso(3)                   4,171               .07%
                    Common Shares   Director Nominees and
                                    Executive Officers as a
                                    Group (23 persons)                 3,048,473(5)          53.79%
                    --------------------------------------------------------------------------------

                1. See Footnotes 1 and 2 under "Voting Securities and Principal
                   Holders."

                2. See Footnotes 1 and 3 under "Voting Securities and Principal
                   Holders."

                3. Director nominee.

                4. For director nominees, Dean (646 shares), Goodrich (1,677 shares), Hackett (1,218 shares), Kling (1,010 shares), McGinty, Jr. (1,848 shares), Irwin Miller (1,723 shares), Odden (1,821 shares), Sakai (760 shares), and Solso (1,171 shares) includes shares as to which the director nominee holds sole voting power but no investment power under the Corporation's Outside Director Restricted Stock Compensation Plan.

                5. Includes shares which the following director nominees and executive officers have the right to acquire within 60 days of the record date through the exercise of stock options: William Miller (36,525 shares), Nash (61,025 shares), and other executive officers (80,525 shares). Also includes an aggregate of 11,874 shares held for the accounts of nine director nominees as to which the director nominees hold sole voting power, but limited or no investment power. See "Outside Director Restricted Stock Compensation Plan" and Footnote 4 above.

 3.

1. Election of Directors
--------------------------------------------------------------------------------

                  Eleven directors are to be elected to the Corporation's Board of Directors at the Annual Meeting. Proxies granted for use at the Annual Meeting cannot be voted for more than eleven nominees.

                  Directors are elected annually to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. The persons named as Proxies in the accompanying form of proxy will, unless otherwise indicated in the form of proxy, vote the shares covered by proxies for the election of the nominees named in the following table. Management has no reason to believe that any nominee named herein will be unable to serve. However, should any nominee for director become unavailable for election, and unless the Board of Directors or the Executive Committee shall reduce the size of the Board to a number that shall be equal to the number of nominees who are able and willing to serve, the persons named in the accompanying form of proxy will vote for a substitute who will be designated by the Board of Directors or the Executive Committee.

                  The following table sets forth, as of March 12, 1996: (a) the name, age, year in which the nominee was first elected as a director of the Corporation or of Irwin Union Bank and Trust Company, and principal occupation for the past five years of each nominee for election as a director; (b) the percentage of the total number of meetings of the Board of Directors of the Corporation and meetings of committees of the Board of Directors of the Corporation of which the director is a member attended by each director during 1995; and (c) all other directorships held by each nominee in other corporations subject to the reporting requirements of the Securities Exchange Act of 1934 and in any investment company. There are no family relationships among any of the director nominees or executive officers, except that William I. Miller is the son of Irwin Miller.

                    ------------------------------------------------------------------------------
                    Name, Age,                                         Directorships
                    Year of Appointment,                 % of 1995     in Other Public
                    and                                   Meetings     Corporations and
                    Principal Occupation                  Attended     Other Positions
                    ------------------------------------------------------------------------------
                    Sally A. Dean, 47, 1995               100%         President of the Board of
                    Consultant; Retired Senior Vice                    Trustees, Randolph-Macon
                    President, Dillon, Read & Co.                      Woman's College
                    Inc.
                    ------------------------------------------------------------------------------
                    David W. Goodrich, 48, 1986           100%         Chairman of Methodist
                    Executive Vice President and                       Hospital of Indiana; Board
                    Treasurer, F.C. Tucker Company,                    Member of Citizens Gas and
                    Inc. (realty company)                              Coke Utility; American
                                                                       United Life Insurance
                                                                       Company; President-Elect,
                                                                       Society of Industrial and
                                                                       Office Realtors
                    ------------------------------------------------------------------------------

 4.

                    ------------------------------------------------------------------------------
                    Name, Age,                                         Directorships
                    Year of Appointment,                 % of 1995     in Other Public
                    and                                   Meetings     Corporations and
                    Principal Occupation                  Attended     Other Positions
                    ------------------------------------------------------------------------------
                    *John T. Hackett, 63, 1981             80%         Board Member of Meridian
                    Managing General Partner, CID                      Insurance Group, Inc.;
                    Equity Partners, L.P. (a private                   Wabash National Corp.; Ball
                    equity investment partnership);                    Corporation
                    Vice President--Finance and
                    Administration, Indiana
                    University, 1989 to 1991
                    ------------------------------------------------------------------------------
                    William H. Kling, 53, 1993             86%         Board Member of The St.
                    President, Minnesota Public Radio                  Paul Companies; The Wenger
                    1966 to present (regional network                  Corporation; Continental
                    of 28 public radio stations)                       Cablevision of St. Paul;
                    President, Greenspring Company                     several Funds of the
                    1987 to present (diversified                       American Funds family of
                    media, direct marketing and mail                   the Capital Group
                    order company)
                    ------------------------------------------------------------------------------
                    *John C. McGinty, Jr. 45, 1991        100%
                    President, Southeastern Indiana
                    Health Management, Inc. (health
                    care management company);
                    President, Columbus Regional
                    Hospital
                    ------------------------------------------------------------------------------
                    Irwin Miller, 86, 1939(1)              57%         Board Member of Cummins
                    Former Chairman of Cummins Engine                  Engine Company, Inc.;
                    Company, Inc. (manufacturer of                     Member of the Business
                    diesel engines)                                    Council; The American
                                                                       Academy of Arts and
                                                                       Sciences; American
                                                                       Philosophical Society
                    ------------------------------------------------------------------------------
                    *William I. Miller, 39, 1985          100%         Board Member of Cummins
                    Chairman of the Corporation                        Engine Company, Inc.; The
                                                                       Tennant Company; New
                                                                       Perspective Fund, Inc.;
                                                                       Board Chairman of Public
                                                                       Radio International;
                                                                       Trustee of EuroPacific
                                                                       Growth Fund; Taft School
                    ------------------------------------------------------------------------------
                    *John A. Nash, 58, 1972               100%
                    Chairman of the Executive
                    Committee and President of the
                    Corporation
                    ------------------------------------------------------------------------------
                    Lance R. Odden, 56, 1991              100%         Trustee of The National
                    President, Taft School (private                    Association of Independent
                    educational institution),                          Schools; The Gunnery
                    Headmaster since 1972                              School; The Mattuck Museum.
                    ------------------------------------------------------------------------------

 5.

                    ------------------------------------------------------------------------------
                    Name, Age,                                         Directorships
                    Year of Appointment,                 % of 1995     in Other Public
                    and                                   Meetings     Corporations and
                    Principal Occupation                  Attended     Other Positions
                    ------------------------------------------------------------------------------
                    James T. Sakai, 69, 1976              100%         Founder and Member of the
                    Former Chairman of Contour                         Quality Committee; Board of
                    Hardening, Inc. (metals treatment                  Trustees of Mercy Medical
                    equipment manufacturer); Retired                   Center
                    April 30, 1995
                    ------------------------------------------------------------------------------
                    *Theodore M. Solso, 49, 1993          100%         Board Member of Cyprus AMAX
                    President and Chief Operating                      Minerals Company; Cummins
                    Officer, Cummins Engine                            Engine Company, Inc.;
                    Company, Inc. (manufacturer of                     Trustee of DePauw
                    diesel engines); Executive Vice                    University; Trustee of
                    President and Chief Operating                      Manufacturers Alliance
                    Officer, Cummins Engine Company,
                    Inc. 1994-1995; Executive Vice
                    President--Operations, Cummins
                    Engine Company, Inc., 1992-1994;
                    Cummins Engine Company, Vice
                    President and General Manager--
                    Engine Business of Cummins Engine
                    Company, Inc., 1988-1992
                    ------------------------------------------------------------------------------

                * Member of the Executive Committee

                1. Includes service as a director of Irwin Union Bank and Trust
                   Company prior to the formation of the Corporation in 1972.

                   There are no material proceedings to which any director, executive officer or affiliate of the Corporation, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Corporation, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation or any of its subsidiaries.

Compliance with    Section 16(a) of the Securities Exchange Act of 1934
Section 16(a) of   requires the Corporation's directors and executive officers,
the Securities     and persons who own more than ten percent of a registered
Exchange Act       class of the Corporation's equity securities, to file with
of 1934            the Securities and Exchange Commission initial reports of
                   ownership and reports of changes in ownership of common shares and other equity securities of the Corporation.
                   Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

                   To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent shareholders were met.

 6.

Director Meetings and Committees
--------------------------------------------------------------------------------

                  The Board of Directors of the Corporation held five regular meetings in 1995.

                  The Corporation's Audit Committee has primary responsibility for the discharge of the following functions: recommendation of the firm to be employed as the Corporation's independent auditors; consultation with the independent auditors with regard to the plan of audit; review, in consultation with the independent auditors, of the report of audit, or proposed report of audit, and the accompanying management letter, if any; review and direction of the work performed by the internal audit department of the Corporation; review of regulatory examination reports received by the Corporation and its subsidiaries; and consultation with the independent and internal auditors with regard to the adequacy of internal controls. In 1995, the Audit Committee was composed of directors Sakai, Hackett, and McGinty, Jr. The Committee held five meetings during 1995.

                  The Corporation's Compensation Committee reviews and considers recommendations from management concerning the executive compensation policies, employee benefit plans and salary administration program of the Corporation, which includes an annual review of the total compensation and recommended adjustments for all officers of the Corporation and its subsidiaries. The Committee administers the Management Performance Plan and the Long-Term Performance Plan. The Committee also administers existing stock option and employee savings plans. The deliberations of the Committee are reported to the Board of Directors for review and approval. In 1995, the members of the Committee were directors Goodrich, Kling and Sakai. The Compensation Committee held two meetings in 1995.

                  The Corporation's Nominating Committee makes recommendations to the Board of Directors regarding general qualifications for nominees as directors, desired areas of community and business representation, size of the Board of Directors, director compensation, and the retirement policy for directors. On the basis of these general determinations, the Committee recommends qualified individuals to serve as directors. Shareholder recommendations for nominees will be accepted by the Committee; however, no formal procedures have been developed to consider such recommendations. In 1995, the members of the Nominating Committee were directors Irwin Miller, Goodrich, McGinty Jr., W. Miller, Nash and Odden. The Nominating Committee held two meetings in 1995.



Outside Director  The Outside Director Restricted Stock Compensation Plan
Restricted Stock  covers   only outside non-employee directors of the
Compensation      Corporation and its subsidiaries. Under the outside
Plan:             directors' fee schedule, effective January 1, 1996, each
                  outside director of the Corporation may earn a retainer of $8,000 for one year's service. The retainer is payable in cash or in common shares issued pursuant to the Plan. The
                  Plan permits the grant of up to 135,000 common shares over a ten-year period. The Plan allows an outside director to elect to receive an annual retainer and meeting fees in cash or in common shares with a market value equivalent to the cash retainer. Grants under the Plan may be for one or more years of future service, and in such cases, the common shares granted under the Plan are forfeitable until vested in accordance with the Plan.

 7.

                  The Plan is administered by a Committee, appointed by the Board of Directors, the members of which are not eligible to participate in the Plan. Directors may elect vesting of common shares issued pursuant to multiple-year grants in equal amounts at the end of each year covered by the grant or they may defer vesting until the end of the grant period. Common share certificates issued by the Plan Committee are held by the Corporation for at least two years prior to their delivery to participants. Upon cessation of a participant's service as an outside director for any reason other than ordinary retirement, permanent disability or death, non-vested common shares will revert to the Corporation. Directors have voting and dividend rights with respect to granted shares commencing on the date of grant, but may not sell, pledge or otherwise transfer or encumber any such shares until they are vested or the director receives certificates representing such shares from the Corporation, whichever is later.

                  During 1995, director nominees Dean, Goodrich, Hackett, Kling, McGinty, Jr., Irwin Miller, Odden and Solso participated in the Plan. A four-year grant was made to each director participant in 1995 pursuant to the Plan. At present, a total of 11,874 common shares are registered in the names of the participating director nominees. Other grants made under the Plan since its inception in 1989 total 27,930 common shares.

Directors' Fees:  In addition to the annual retainer described above, each outside director of the Corporation received in 1995, $1,000 for attendance at each meeting of the Board of Directors of the Corporation, $750 for attendance at each meeting of a subsidiary Board, $500 for attendance at each meeting of a committee of the Board of Directors, and $350 for attendance at each meeting of a committee of the Board of Directors of a subsidiary company.

                  No other fees are paid to directors for services rendered in that capacity. Directors who are officers of the Corporation or any of its subsidiaries do not receive any directors' fees.

 8.

Executive Compensation and Other Information
--------------------------------------------------------------------------------

Summary of Cash and Certain Other Compensation
--------------------------------------------------------------------------------

                  The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chairman (the Corporation does not formally use the title of Chief Executive Officer) and each of the four other most highly compensated executive officers of the Corporation for the fiscal years ended December 31, 1993, 1994 and 1995:

                                    SUMMARY COMPENSATION TABLE

                      --------------------------------------------------------------------------------------
                                                                                 Long-Term
                                                               Annual           Compensation     All Other
                                                           Compensation(1,4)       Awards       Compensation(8)
                      --------------------------------------------------------------------------------------
                       Name & Principal Position  Year   Salary(2)     Bonus(3)    Option/SAR(#)
                                  (a)              (b)     (c)         (d)         (g)          (i)
                      --------------------------------------------------------------------------------------
                      William I. Miller           1995   $296,667   $301,250       13,700         $ 37,524(5,6)
                      Chairman                    1994   $260,000   $266,328       16,600         $ 37,080(5,6)
                                                  1993   $235,833   $244,620       14,400         $ 29,953
                      --------------------------------------------------------------------------------------
                      John A. Nash                1995   $261,000   $232,362       10,300         $132,057(5,6)
                      President                   1994   $240,000   $214,816       11,800         $118,95(05,6)
                                                  1993   $225,833   $208,380       12,800         $ 45,941
                      --------------------------------------------------------------------------------------
                      David C. Fulton(7)          1995   $195,000   $212,100            0         $ 11,1286
                      President -- Inland         1994   $185,000   $193,506            0         $ 12,2096
                      Mortgage Corporation        1993   $170,000   $253,638            0         $ 17,5636
                      --------------------------------------------------------------------------------------
                      Michael F. Ryan(7)          1995   $167,467   $ 89,725        5,000         $  9,000(5,6)
                      President -- Irwin Union    1994   $170,414   $112,251        7,350         $ 18,621(5,6)
                      Bank and Trust Company      1993   $166,335   $ 84,907        7,600         $ 14,443
                      --------------------------------------------------------------------------------------
                      Thomas D. Washburn          1995   $151,000   $117,153        3,800         $  3,600(6)
                      Senior Vice President and   1994   $140,333   $109,710        5,350         $  3,600(6)
                      Chief Financial Officer     1993   $130,833   $107,021        5,200         $  1,200
                      --------------------------------------------------------------------------------------

                1. Amounts other than salary are reported on an accrual basis.

                2. Includes amounts directed by the executive officer to be contributed on a pre-tax basis to Corporation savings plans.

                3. Includes short-term bonus and profit sharing payments from the Corporation and certain subsidiaries.

                4. With respect to each individual named in the Summary
                  Compensation Table there were no perquisites or other personal benefits, securities or property which, in the aggregate, exceeded either $50,000 or 10% of the total of such individual's annual salary and bonus.

                5. Includes accruals made under a Supplemental Retirement
                  Benefit Plan. See "Supplemental Retirement Benefit Plan." (See
                  Note 8.)

                6. Includes contributions by the Corporation or certain
                  subsidiaries to qualified savings plans. (See Note 8.)

                7. Effective December 31, 1995 and January 2, 1996,
                  respectively, Mr. Fulton retired as President of Inland Mortgage Corporation and Mr. Ryan retired as President of Irwin Union Bank and Trust Company.

                8. Detailed information relevant to the "All Other Compensation"
                  column in the Summary Compensation Table above is as follows:

 9.

--------------------------------------------------------------------------------

                                                                          Qualified        Corporate Life
                                   Name                      SERP        Savings Plan        Insurance
                    -------------------------------------------------------------------------------------
                                                             1995            1995               1995
                    -------------------------------------------------------------------------------------
                    William I. Miller                      $ 33,924         $3,600               0
                    John A. Nash                           $128,457         $3,600               0
                    Michael F. Ryan                        $  5,400         $3,600               0
                    Thomas D. Washburn                        0             $3,600               0
                    David C. Fulton                           0             $4,000             $7,128
                    -------------------------------------------------------------------------------------

Stock Options and Stock Appreciation Rights
--------------------------------------------------------------------------------

                  The following table contains information concerning the grant of stock options and tandem limited stock appreciation rights ("SARs") under the Corporation's 1992 Stock Option Plan to the named executive officers:

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                                          Percent of                             Alternative to (f)
                                                          Total                                  and (g):
                                                          Options/SARs                           Grant Date Value
                                                          Granted to    Exercise
                                            Options/      Employees     or Base                  ---------------
                                            SARs          in Fiscal     Price     Expiration     Grant Date
                    Name                    Granted1(#)   Year          ($/SH)    Date           Present Value(2)
                    (a)                     (b)           (c)           (d)       (e)            (h)
                    ------------------------------------------------------------------------------------------
                    William I. Miller         13,700          22%        $31.38  4/25/05           $ 203,034
                    John A. Nash              10,300          17%        $31.38  4/25/05           $ 152,646
                    Michael F. Ryan            5,000           8%        $31.38  4/25/05           $  74,100
                    Thomas D. Washburn         3,800           6%        $31.38  4/25/05           $  56,316
                    David C. Fulton              0             0           n/a      n/a                0

--------------------------------------------------------------------------------

                1.All grants are subject to a vesting schedule where 25% of each grant is vested on the date of the grant and 25% of each grant vests on the anniversary date of each grant in each of the three years following the grant.

                2.Total option values shown in Column (h) were derived using the Binomial option pricing model. Assumptions used in the valuation included an expected volatility factor of 0.27, an expected future dividend yield of 0.0125, and a risk-free rate of return of 0.0725. The Binomial model suggests a valuation of $14.82 per share under these assumptions. The Black-Scholes option pricing model would suggest a valuation of $14.69 per share under these same assumptions. The use of a single value as shown in the table above implies a precision to stock option valuation which the Corporation does not believe exists and which therefore may cause the above table to be misleading. Accordingly, there is no assurance that the value realized on the options, if any, will be at or near the value estimated by the Binomial option pricing model. Future compensation resulting from option grants is based solely upon the performance of the Corporation's stock price.

                  10.

Option/SAR Exercises and Holdings
--------------------------------------------------------------------------------

                  The following table provides information, with respect to the named executive officers, concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                      AGGREGATED OPTIONS/SARs EXERCISED IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION/SAR VALUES

                      ---------------------------------------------------------------------------------------------------------
                                              SHARES      VALUE         NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                              NAME           ACQUIRED    REALIZED      OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS/SARS
                                                ON                            YEAR-END                 AT FISCAL YEAR-END1
                                             EXERCISE                            (#)
                                               (#)
                      ---------------------------------------------------------------------------------------------------------
                                                                                 (D)                   (E)
                               (A)             (B)         (C)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                      ---------------------------------------------------------------------------------------------------------
                      William I. Miller          n/a           n/a        36,525       22,175      $   726,694      $206,020
                      John A. Nash            60,000    $1,658,005        61,025        9,100      $ 1,661,812      $157,822
                      Michael F. Ryan          8,776    $  222,289        10,625        5,575      $   164,081      $ 96,650
                      Thomas D. Washburn       5,500    $  159,188        36,025        3,975      $ 1,069,977      $ 96,650
                      David C. Fulton            n/a           n/a         3,150            0      $   111,620      $      0
                      ---------------------

                1. The 1995 year-end stock price was $39.88 per share.

Long-Term Incentive Plans
--------------------------------------------------------------------------------

                  The following table provides information concerning an award made during the last fiscal year to the named executive officer under the Inland Mortgage Corporation Long-Term Incentive Plan. The award represents an accrued liability by Inland Mortgage Corporation for the benefit of the named executive officer. Amounts payable are determined by measuring annual growth in stockholders' equity and mortgage loan servicing portfolio value at Inland Mortgage. Potential awards are calculated as three percent of such growth in years in which return on equity of Inland Mortgage exceeds ten percent. Awards are subject to a vesting schedule that is tied to years of employment and participation in the Plan. Awards to the named executive, who retired as President of Inland Mortgage Corporation December 31, 1995, are fully vested and will be distributed over a ten-year period, beginning January 1996.



                       LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR
                    -----------------------------------------------------------------------------------------
                                        Number of
                                         Shares,          Performance or
                                        Units or        Other Period Until         Estimated Future Payouts
                                          Other            Maturation or          Under Non-Stock Price-Based
                          Name           Rights               Payout                    Plans ($ or #)
                          (a)              (b)                  (c)                           (d)
                    -----------------------------------------------------------------------------------------
                    David C. Fulton     $ 463,000     Payable upon Retirement              $ 463,000
                    -----------------------------------------------------------------------------------------

 11.

                                        PENSION PLAN TABLE
                  --------------------------------------------------------------

                                                                      Years of Service
                    -------------------------------------------------------------------------------
                               Remuneration                15       20       25       30       35
                    -------------------------------------------------------------------------------
                    $ 50,000                             12,300   16,300   20,400   21,300   22,100
                      75,000                             19,600   26,100   32,600   34,300   35,900
                     100,000                             26,900   35,800   44,800   47,300   49,700
                     125,000                             34,200   45,600   57,000   60,300   63,500
                     150,000                             41,500   55,300   69,200   73,300   77,300
                     175,000                             41,500   55,300   69,200   73,300   77,300
                     200,000                             41,500   55,300   69,200   73,300   77,300
                    -------------------------------------------------------------------------------

Pension Plan:     A non-contributory qualified defined benefit Employees'
                  Pension Plan is maintained by the Corporation and certain of its subsidiaries. The Plan provides principally for retirement benefits to substantially all of the officers and employees of these companies. Under the provisions of the Plan, participating companies will contribute assets sufficient to pay all benefits to Plan participants. Contributions to the Plan are actuarially determined to fund the Plan's current service cost on a current basis and to fund initial past service costs over a period of 30 years. Employees who have completed one year of service (1,000 hours worked during a 12-month period) are eligible for participation. Benefits vest after five years credited service. In addition to benefits paid to retiring employees, death and deferred termination benefits are available to employees who meet certain conditions under the Plan.

                  The table above shows the estimated annual benefits payable, based on the assumptions indicated, under the Plan as in effect on December 31, 1995. Basic wages considered for the Plan are for the five consecutive Plan years of highest compensation, and include basic compensation, commissions and payments from short-term bonus plans. The table above does not reflect reductions resulting from the receipt of Social Security benefits.

                  The current years of service at December 31, 1995, for the individuals named in the compensation tables above, are as follows: Mr. Nash (29), Mr. Ryan (19), Mr. Washburn (19) and Mr. Miller (5). Mr. Fulton is not covered by the Plan.

Supplemental Retirement Benefit Plan
--------------------------------------------------------------------------------

                  On May 19, 1992, the Board of Directors approved the Compensation Committee's recommendation to provide a supplemental executive retirement benefit to William I. Miller and Michael F. Ryan. A similar Plan was approved prior to 1992 for John A. Nash. The Plan provides Messrs. Miller and Ryan with an amount of company-provided benefits not provided under the Pension Plan because of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Criteria used to determine amounts payable under the supplemental Plan are the same as those used by the Pension Plan; that is, service with the Corporation, age at retirement and earnings. Benefits are measured in the same manner as under the Pension Plan, using credited service with the Corporation. Method of payment of the supplemental benefit is a monthly annuity payable for life, with a guarantee of 180 payments.

 12.

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

                  Members of the Compensation Committee of the Corporation's Board of Directors during 1995 were outside directors Goodrich, Kling, and Sakai. No Committee member was, during 1995, an officer or employee of the Corporation or any of its subsidiaries.

Board Compensation Committee Report On Executive Compensation
--------------------------------------------------------------------------------

                  Executive compensation is reviewed and approved annually by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee Director. Members of the Committee are Mr. David W. Goodrich, Mr. William H. Kling, and Mr. James T. Sakai. Set forth below is a report submitted by Messrs. Goodrich, Kling, and Sakai in their capacity as the Board's Compensation Committee addressing the Corporation's compensation policies for 1995. The Corporation does not formally use the title "Chief Executive Officer." The principal executive officer of the Corporation is the Chairman, Mr. William I. Miller.

       I. Compensation Policy for Executive Officers.

       -------------------------------------------------------------------------

                  The Compensation Committee believes that compensation plans make up only one element in the overall management system of the Corporation. Furthermore, appropriate compensation policies are a necessary, but not sufficient, condition for achieving the Corporation's goals. A good compensation system will not guarantee that we achieve our goals, but a poor system can result in those goals not being achieved.

                  This interdependence requires that the Corporation's compensation system grow out of and be consistent with our corporate philosophies and strategy. Accordingly, the kind of company we want the Corporation to be, the strategic direction we are pursuing, and the kinds of people needed to bring that vision to life are the starting points for developing our philosophy and system of compensation.

                  The Corporation's executive compensation system focuses on the total compensation package of the Corporation's top executives. The Corporation's objective is to correlate total compensation with company performance so that median performance relative to similar companies in its industry will produce median total compensation for individuals relative to comparable positions in peer companies; inferior performance will produce below median compensation; and superior performance will produce above median compensation.

                  This approach requires that the Corporation start by defining the appropriate peer group, both for individual positions and the Corporation as a whole. For individual positions, this decision is based on the relative level and scope of responsibilities inherent in the position, and the talent and skills required for success. The traditional measure for the scope of responsibilities in commercial banks and bank holding companies is asset size. Mortgage banking companies generally look at both loan closing volume and loan servicing size. The

 13.

                  Corporation's strategy is to enhance capital productivity, which is defined as generating proportionately larger streams of revenues and profits from a given capital and asset base. Accordingly, asset growth in itself is not one of the strategic objectives of the Corporation and the Corporation's success at pursuing its strategy is not best defined by asset size. As a result, in calibrating the scope of responsibility of a given position, the Corporation looks at comparable positions in other companies in multiple asset size groups as well as peer companies defined by other measures (such as total market capitalization or revenues) when they are available.

                  Performance comparisons are generally made from the shareholder's perspective. That is, groups of companies are selected that may be seen as alternative investments by current and prospective investors. Even so, the Corporation's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group selected to compare shareholder returns. Thus, although there may be some overlap, the surveys selected for compensation review purposes do not contain information on the same companies as those found in the peer group indices in the Comparison of Five-Year Cumulative Total Return graph included in this proxy statement.

                  All of the Corporation's operating companies (including the Corporation as a separate entity) use multiple sources of both compensation and performance data. This is because experience has shown that results can vary greatly from one survey to the next. In the case of compensation market data, the Compensation Committee is provided with multiple sources of data on each executive position reviewed. When available, the information is in the form of 25th percentile, median, and 75th percentile compensation. Four different market compensation comparisons were considered for the Chairman in 1995.

                  Historically, total compensation has been defined in surveys to include only base salary and the annual bonus. As reliable information on the present value of long-term grants becomes more available, it will be used as additional support for compensation decisions.

                  The percent of total compensation that is variable increases with the executive's position with the Corporation. This is consistent both with the individual's influence on results and his/her economic capacity to tolerate volatility in compensation levels.

                  In addition to information on the market level of compensation, members of the Committee review a summary of individual performance over the past year including key accomplishments, strengths, and weaknesses. They also may consider their own subjective assessments of an executive's performance and relative contribution to the organization.

 14.

       II. The Elements of Executive Compensation and Corporate Performance.
       -------------------------------------------------------------------------

                  A. Base Salary

                  Turning to a review of each of the elements of the total compensation package, base salary is important in achieving one of the Corporation's compensation goals which is attracting and retaining qualified executives. Base salary is generally targeted to be at the median of similar positions in the industry. Exceptions may exist when a higher level of base salary would be required to attract or retain a uniquely qualified executive officer. In order to maintain the target position, annual increases are approximately equal to the median increases in the respective industries in which our operating companies compete unless the growth of the company warrants comparison with a larger peer group within that industry. The total base salary paid to the Chairman in 1995 was $296,667, up 14.1% from 1994.

                  B. Annual Short-Term Bonus

                  The annual bonus is the component that provides a current cash compensation reward for above median current performance. Each executive officer participating in the annual bonus plan has a payment target expressed as a percentage of base salary. The Corporation believes that, when combined with properly selected performance targets, this rewards managers for making investments in future performance, valuing consistency, and managing risk.

                  Operating company heads receive part of their target annual bonus based upon the performance of their company, and part based upon consolidated performance of the Corporation. In this way, they have a financial incentive to achieve potential synergies between operating companies.

                  We believe that the best performance targets are those which are objectively and consistently measured, as well as easily understood by participants. Most of the bonus plans of the Corporation and its operating companies include return on equity as the key performance measure. Specific performance targets for each year are approved by the board of directors of each operating company and of the Corporation and are based upon a variety of factors including historical and expected industry performance, the estimated required rate of return by investors, and the prior year's budgeted and actual performance.

                  Payments under the annual bonus plans vary with company performance. The formulas used to calculate payouts are based on changes in proportion with performance between three defined points: a threshold, the target, and two-times target. Included below is an illustrative diagram showing the general structure of our annual bonus plan payout formulas. It does not represent the actual formula for any specific plan.

 15.

                      Example Annual Bonus Payout Formula

                                 [CRC To Come]

                  There is no payout until a minimum threshold of performance is achieved. Payments increase proportionately until they reach target payout at target performance. Performance above target increases payments proportionately until they reach twice the target level. This point is chosen with the intent of aligning total relative compensation with relative performance. For example, if the performance required to produce twice the target level of bonus were set at approximately the 90th percentile of industry performance, base salary plus twice the target level of bonus produces total compensation no higher than the 90th percentile for the industry. Plan payments are not capped, but the rate of increased payment slows considerably at performance levels above the level required for twice the target amount.

                  C. Long-Term Incentives

                  Long-term incentive plans are provided to supplement the incentive provided by annual bonus plans for building the value of the Corporation over the long term. Operating company heads may receive the majority of their long-term compensation based upon growth in the value of their subsidiary operating company. Certain holding company executive officers and some operating company executive officers are provided with long-term incentive compensation through grants of non-qualified stock options. Existing stock option plans of the Corporation include the ability to grant stock appreciation rights in addition to options.

 16.

       III.   Formulation of the Chairman's Compensation.

       -------------------------------------------------------------------------

                  The Chairman's current compensation package includes a base salary of $310,000 plus an annual bonus at target performance of 45% of base salary or $139,500. As noted above, there is no single, clear measure of market compensation for executive positions in the Corporation. The Compensation Committee used four different market surveys for the Chairman's position in 1995. Based on these surveys, estimates of the 25th percentile, median, and 75th percentile points of total annual compensation were made.

                  Actual total cash compensation paid to the Chairman for 1995 was $597,917, up 13.6% from 1994. Return on average equity for 1995 was 22.60%, compared to 23.91% in 1994. We believe that both returns are in the top decile of peer performance. Total shareholder return (including dividends and price appreciation) was 50.9% for 1995 and 8.5% for 1994 for Irwin Financial. This compares to 38.9% in 1995 and 0.6% in 1994 for the Russell 2000 Financial Services Sector Index.

                  For long-term incentive compensation purposes, the Chairman received an option grant of 13,700 shares in 1995 at an exercise price of $31.38 per share (representing the mean between the bid and asked prices on the grant date). The Chairman also received a grant of 16,600 shares in 1994 at an exercise price of $22.75 per share. The Chairman also received a grant of 14,400 shares in 1993 at an exercise price of $22.13 (split adjusted) per share and a grant of 14,000 shares in 1992 at an exercise price of $11.81 (split adjusted) per share. These four grants are the only long-term grants outstanding for the Chairman. Through employment of the "Black-Scholes" and "Binomial" option pricing models, respectively, we estimate that the present value of the 1995 options at grant date was $201,253 to $203,034.

                    David W. Goodrich       William H. Kling      James T. Sakai

 17.

Comparison of Five-Year Cumulative Total Return
Irwin Financial Corp., Russell 2000 & Russell 2000 Financial Services Sector(1)
--------------------------------------------------------------------------------

                                 [CRS to Come]

Interest of Management in Certain Transactions
--------------------------------------------------------------------------------

                  Certain directors and officers of the Corporation or its subsidiaries, and the associates of such persons, were customers of and had transactions with subsidiaries of the Corporation in the ordinary course of business during the past year, including insurance services, corporate and personal trust services and general commercial and mortgage banking business. Additional transactions may be expected to take place between such persons and these subsidiaries. All outstanding loans and commitments included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                  Companies controlled by Irwin Miller, Clementine Tangeman and William I. Miller purchased commercial paper from the Corporation from time to time during the year. The maximum amount outstanding during 1995 was $18,253,943.62 and the amount outstanding at year end was $18,004,706.03. In the opinion of management, the rates paid by the Corporation on these commercial paper transactions were comparable to the prevailing rates for such transactions at the time of the respective transactions.

                  In addition to corporate and personal trust services and general banking business, companies owned or controlled by Messrs. Miller and Mrs. Tangeman purchased insurance services (offered by a subsidiary of Irwin Union Bank, Irwin Union

 18.

                  Insurance, Inc., to the companies and to the public, generally, as a regular service) for the sale of which Irwin Union Insurance, Inc. received gross commissions in 1995 of approximately $17,962. The commissions paid were at the same rate as those prevailing on comparable sales to the general public.

                  During 1995, the Corporation made payments totaling $42,269.05 to a company controlled by Messrs. Miller and Mrs. Tangeman in exchange for the administrative and support services of an employee of such company. In the opinion of management, such payment was comparable to, or more favorable to the Corporation than, the cost of hiring an additional employee.

                  Irwin Union Bank has leased, on a year-to-year basis, certain properties for parking purposes in downtown Columbus, Indiana from a partnership owned and controlled by Mr. Irwin Miller and Mrs. Tangeman and a company controlled by Mr. Miller and Mrs. Tangeman. The aggregate annual rental in 1995 for the parking space was $3,840. In the opinion of management, these lease terms are comparable to those unaffiliated persons would charge.

                  On December 28, 1995, Irwin Union Bank purchased a parcel of real estate located in the business district of Columbus, Indiana (adjacent to the bank's main office property) from Miller & Company, L.P. for a total purchase price of $800,000. In the opinion of the Board of Directors of Irwin Union Bank and management, the purchase price was comparable to that which would have been paid to unaffiliated persons.

                  Inland Mortgage has a correspondent relationship with Fulton Financial Corp., a mortgage broker located in Cleveland, Ohio. The President of Fulton Financial Corp., Thomas Q. Fulton, is a brother of David C. Fulton, an executive officer of the Corporation during 1995. In 1995, Inland Mortgage purchased $9,236,470 of mortgage loans at market prices from Fulton Financial Corp. This amounted to approximately .45% of the total mortgage loans purchased by Inland Mortgage from correspondents in 1995.

                  In 1979, Irwin Union Insurance, Inc., as an independent property/casualty insurance agency, was appointed to represent and offer property/casualty and liability products of The St. Paul Companies to its customers. Director Nominee Kling is also a director of The St. Paul Companies. In 1995, Irwin Union Insurance, Inc. received gross agency commissions of $51,530.45 from The St. Paul Companies.

2. Confirming Appointment of Auditors
--------------------------------------------------------------------------------

                  The Board of Directors recommends confirmation of the appointment of Coopers & Lybrand L.L.P., certified public accountants, to audit the books and accounts of the Corporation for 1996. No member of the firm has any material interest, financial or otherwise, in the Corporation or any of its subsidiaries.

                  In accordance with past practice, management has invited representatives of Coopers & Lybrand L.L.P. to be present at the Annual Shareholders' Meeting. Management expects the representatives to attend the meeting. If present, these

 19.

                  representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

                  See "Director Meetings and Committees" for information regarding the Corporation's Audit Committee.

3. Proposal to Increase the Number of Authorized Common Shares to 40,000,000 Shares
--------------------------------------------------------------------------------

                  The Board of Directors has proposed, subject to approval by the shareholders, that an amendment to Article V of the Articles of Incorporation of the Corporation, as amended, be adopted to increase the total number of authorized common shares of the Corporation from 7,500,000 shares to 40,000,000 shares. As of March 12, 1996, the record date for determining shareholders entitled to vote at the Annual Meeting, 5,667,003 common shares were issued and outstanding. All attributes of the additional common shares to be authorized by the proposed amendment would be the same as those of existing common shares.

                  The Board of Directors believes that the proposed increase in the number of authorized common shares is desirable so that common shares will be available for issuance from time to time, without further action or authorization by the shareholders except as may be required by law, for such general corporate purposes as may be determined by the Board of Directors. Such general purposes would include those which have been employed by the Corporation in the past, namely: the payment of dividends with stock under the Irwin Financial Corporation Dividend Reinvestment and Common Stock Purchase Plan, the exercise by stock option grantees of options granted to them under the Irwin Union Corporation 1986 Stock Option Plan, the Irwin Financial Corporation 1992 Stock Option Plan, or future similar plans, and the purchases by the Irwin Financial Corporation Employees' Stock Purchase Plan II, the Irwin Financial Corporation Outside Director Restricted Stock Compensation Plan, the Irwin Financial Corporation Employees' Savings Plan, and the Inland Mortgage Corporation Retirement and Profit Sharing Plan of Corporation common shares pursuant to elections made by Plan participants. Other general corporate purposes might include the declaration of common share dividends, the declaration of common share splits, increasing capital through public offerings of common shares or convertible equity or debt securities, or the acquisition of other companies, and other general corporate purposes as authorized by the Articles of Incorporation and applicable state and federal laws. The additional common shares could also be issued in a private placement transaction to a third party whom the Board of Directors favors in the event competing bidders are seeking to acquire control of the Corporation.

                  To the extent that any additional common shares or securities convertible into common shares are issued on other than a pro rata basis to current shareholders, the present ownership position of current shareholders would be diluted. Holders of common shares would not have any preemptive rights to subscribe for or purchase any additional common shares or convertible securities that may be issued in the future.

 20.

                  Approximately 213,212 common shares are subject to issuance upon the exercise of outstanding options in accordance with the terms of existing option plans, and additional common shares may be issued in the future pursuant to the Corporation's stock option plans. See "Stock Options." The Corporation has no other plans to issue additional common shares.

                  The Board of Directors recommends that shareholders vote FOR approval of this proposal.

Annual Report on Form 10-K
--------------------------------------------------------------------------------

                  Management will furnish to any shareholder, without charge, a copy of the Corporation's Annual Report on Form 10-K for 1995, together with all financial statements, the schedules thereto and a list of the Exhibits filed therewith. If any shareholder wishes a copy of the Exhibits filed with the Corporation's Annual Report on Form 10-K, the Corporation will furnish the Exhibits without charge. All requests for copies should be in writing and directed to Thomas D. Washburn, Chief Financial Officer, Irwin Financial Corporation, P.O. Box 929, Columbus, Indiana 47202. The Annual Report on Form 10-K will be available to requesting shareholders on or about March 31, 1996.

Deadline for Shareholder Proposals for 1997 Annual Meeting
--------------------------------------------------------------------------------

                  As required by law, all proposals of shareholders of the Corporation which are otherwise eligible for inclusion in the Corporation's proxy material must be received at the Corporation's principal executive offices, 500 Washington Street, Columbus, Indiana 47201, prior to November 29, 1996, in order for the proposals to be considered for inclusion in the Corporation's proxy statement and form of proxy for the 1997 Annual Meeting.

Miscellaneous
--------------------------------------------------------------------------------

                  As of the date of this proxy statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than the matters described herein. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of the Board of Directors of the Corporation.

                                                     MATTHEW F. SOUZA, Secretary

                                                                  March 28, 1996

 21.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       IRWIN FINANCIAL CORPORATION   PROXY FOR ANNUAL MEETING OF
                                     SHAREHOLDERS
                                     PROXY SOLICITED ON BEHALF OF THE
                                     BOARD OF DIRECTORS

       The undersigned does hereby nominate, constitute, and appoint John
       A. Nash and William I. Miller and each of them (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Annual Meeting of the Shareholders of the Corporation, to be held at the main offices of the Corporation, 500 Washington Street, Columbus, Indiana, on Tuesday, April 30, 1996, at 4:00 p.m., (Columbus time), or at any adjournment thereof, and to vote all shares of the Corporation which the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of said meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at such meeting or at any adjournment thereof, and the Proxies are directed to:

       1. Vote FOR / / or WITHHOLD AUTHORITY to vote for / / the election of the 11 directors listed below. (The Board of Directors recommends a VOTE FOR this proposal.) S.A. Dean; D.W. Goodrich; J.T. Hackett; W.H. Kling; J.C. McGinty, Jr.; Irwin Miller; W.I. Miller; J.A. Nash; L.R. Odden; J.T. Sakai and T.M. Solso.
       Instructions: to withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.

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       2. Vote FOR / / or AGAINST / / or ABSTAIN from voting for / /
          confirmation of the appointment of the firm of Coopers & Lybrand, certified public accountants, as the Corporation's independent auditors. (The Board of Directors recommends a VOTE FOR this proposal.)

       3. Vote FOR / / or AGAINST / / or ABSTAIN from voting for / / approval of an amendment to the Articles of Incorporation to increase the total number of authorized Common Shares of the Corporation. (The Board of Directors recommends a VOTE FOR this proposal.)
       4. Vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                                (Continued on other side)

       (Continued from other side)
       THIS PROXY WILL BE VOTED AS YOU SPECIFY ABOVE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT, FOR THE CONFIRMATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS THE CORPORATION'S INDEPENDENT AUDITORS, FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION, AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

       The undersigned acknowledges receipt of notice of said meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for said meeting.

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         THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING    Dated:                                     1996
           THEREOF.                                                   --------------------------------------------
         SIGN EXACTLY AS NAME(S) APPEARS HERE.                        --------------------------------------------
                                                                      --------------------------------------------
                                                                      (Please sign exactly as name appears on
                                                                      stock certificate. If there are two or more
                                                                      co-owners, all must sign.)
                                                                      IMPORTANT: Please sign, date and return this
                                                                      proxy promptly in the enclosed envelope. No
                                                                      postage required if mailed in the United
                                                                      States.
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